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                                                                   EXHIBIT 23.13

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 to Form S-1 Registration Statement on Form S-3 of Charter Communications, Inc. of our report dated September 11, 1998, relating to the financial statements of Amrac Clear View, a Limited Partnership, as of May 28, 1998 and for the period January 1, 1998 through May 28, 1998 which appear in Amendment No. 1 to Charter Communications, Inc.'s Registration Statement on Form S-1 dated September 22, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.


                                       /s/  PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

January 26, 2001